UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 9, 2006

Respironics, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-16723	25-1304989
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1010 Murry Ridge Lane, Murrysville, Pennsylvania		15668-8525
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	724-387-5200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

On June 9, 2006, Respironics, Inc. (the "Company") entered into the Fifth Amendment to Credit Agreement ("the Amendment") with PNC Bank, National Association, in its capacity as agent for the Banks (hereinafter referred to in such capacity as the "Agent"), and Citizens Bank of Pennsylvania and Bank of America, N.A., successor by merger to Fleet National Bank, in their capacity as documentation agents; National City Bank of Pennsylvania; Fifth Third Bank; and Key Bank National Association (collectively, the "Lenders"). The Amendment modified the terms of the Company’s Credit Agreement dated as of August 19, 2002, and as previously amended on June 1, 2003, April 23, 2004, September 3, 2004, and June 30, 2005 (collectively and as amended by the Amendment, the "Credit Agreement").

As a result of the Amendment, the definition of "EBIT" in Section 1.1 of the Credit Agreement was changed to exclude stock compensation expense pursuant to the Company's adoption of FASB Statement No. 123 (R), "Share Based Payment", on July 1, 2005. Additionally, the exclusion limit for extraordinary, non-recurring or unusual items was increased from $10 million to $40 million. Lastly, extraordinary, non-recurring or unusual gains on the sale of assets outside the ordinary course of business reduce extraordinary, non-recurring or unusual losses, for purposes of applying the revised $40 million exclusion limit.

The Amendment does not modify any other terms of the Credit Agreement. A total of $150 million is available to the Company under the Credit Agreement through August 31, 2009. The borrowing capacity of the Credit Agreement, subject to certain provisions, may also be increased up to $100 million at the Company's request. The Credit Agreement is unsecured and contains certain financial covenants with which the Company must comply. As of March 31, 2006 (the most recently measured period) the Company was in compliance with all of these covenants. The interest rate on the Credit Agreement is based on a spread over the London Interbank Offered Rate ("LIBOR"). As of March 31, 2006, the Company does not have any borrowings outstanding under the Credit Agreement.

The Agent, Lenders, and their affiliates have from time to time provided, currently may provide, and may continue to provide in the future, various other commercial banking and/or financial advisory services to the Company for which they have received, and will in the future receive, customary fees.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Respironics, Inc.

June 9, 2006	By:	Daniel J. Bevevino

Name: Daniel J. Bevevino
Title: Vice President, and Chief Financial and Principal Accounting Officer